Rainmaker Reports Fourth Quarter and 2012 Financial Results
Campbell, Calif., March 25, 2013 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a recognized technology leader in the rapidly emerging Cloud-Based B2B e-Commerce market, today reported financial results for its fourth quarter and year ended December 31, 2012.

Net revenue for 2012 was $25.4 million, compared to $26.4 million in 2011. Net revenue in the fourth quarter of 2012 was $5.2 million, compared to net revenue in the fourth quarter of 2011 of $7.1 million. Gross margin for the year ended 2012 improved sequentially to 43%, compared to 42% in the 2011 comparative period.
Net loss from continuing operations for the fourth quarter of 2012 was $921,000, or a net loss of $0.04 per share, compared with a net loss from continuing operations in the preceding quarter of $944,000, or a net loss of $0.03 per share, and a net loss from continuing operations in the fourth quarter of 2011 of $2 million, or a net loss of $0.07 per share. Net loss from continuing operations for the fourth quarter of 2012 included approximately $3.3 million attributable to the loss on the sale of discontinued operations in Manila.
Fourth quarter 2012 non-GAAP net loss from continuing operations, which excludes from net loss from continuing operations stock-based compensation expense of $202,000, amortization of intangible assets from acquisitions of $2,000, and a $484,000 favorable change in fair value of warrant liability, was $1.2 million, or a net loss of $0.04 per share, compared with a non-GAAP net loss from continuing operations in the fourth quarter of 2011 of $1.7 million, or a net loss of $0.06 per share, which excludes from net loss from continuing operations stock-based compensation expense of $465,000, a $203,000 favorable change in fair value of warrant liability and amortization of intangible assets from acquisitions of $35,000. See Exhibit A for a reconciliation of GAAP net loss from continuing operations to non-GAAP net loss from continuing operations.
Non-GAAP net loss from continuing operations for the year ended 2012, which excludes from net loss from continuing operations stock-based compensation expense of $810,000, amortization of intangible assets from acquisitions of $87,000, and a $169,000 favorable change in fair value of warrant liability, was $3.2 million, or a net loss of $0.12 per share, compared with a 2011 non-GAAP net loss from continuing operations of $8.4 million, or a net loss of $0.33 per share, which excludes from net loss from continuing operations stock-based compensation expense of $2 million, a $298,000 favorable change in fair value of warrant liability, amortization of intangible assets from acquisitions of $229,000 and facility closure costs of $99,000. See Exhibit A for a reconciliation of GAAP net loss from continuing operations to non-GAAP net loss from continuing operations.
Fourth quarter 2012 adjusted EBITDA, which excludes non-cash stock compensation expense, was negative $589,000, compared with negative $1.3 million in the comparative period of 2011. See Exhibit B for a reconciliation of GAAP net loss from continuing operations to EBITDA and adjusted EBITDA.
Total shares outstanding at December 31, 2012 were approximately 28.4 million common shares, which include approximately 2.3 million unvested restricted shares. In addition, Rainmaker had 1.2 million unexercised options outstanding with a weighted average exercise price of approximately $1.26 per share and 1.6 million unexercised warrants outstanding with a weighted average exercise price of approximately $1.38.
Total cash and cash equivalents were $4.5 million at December 31, 2012, compared to $4.4 million at September 30, 2012.
Business Outlook
Rainmaker Chief Executive Officer Don Massaro, who joined the company in December, will provide details of Rainmaker's restructuring and growth in today's conference call, scheduled today at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time). Dial-in information for the conference call is below.
Conference Call
Rainmaker Systems will host a conference call and webcast today at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) to provide details of its plan for repositioning and growth and to discuss its fourth quarter and full year 2012 financial results. Those wishing to participate in the live call should dial 888-438-5525 using the passcode 9256461. A replay of the call will be available for one week beginning approximately two hours after the call's conclusion by dialing 888-203-1112 and entering the passcode 9256461. To access the live webcast of the call, go to the Investors section of Rainmaker's website at

www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.
Discussion of Non-GAAP Financial Measures
Rainmaker Systems' management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers non-GAAP net loss and non-GAAP net loss per share, EBITDA and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker's business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company's operating performance. These non-GAAP measures exclude certain expenses that management does not consider to be related to the Company's core operating performance.
Non-GAAP net loss, non-GAAP net loss per share, EBITDA and adjusted EBITDA are supplemental measures of Rainmaker's performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker's operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker's past financial reports and also facilitates comparisons with other companies in Rainmaker's industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company's core operating results and facilitates comparisons of the Company's core operating performance against prior periods and the Company's business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate the Company's ongoing core operations.
Non-GAAP net loss from continuing operations was $1.2 million for the fourth quarter of 2012 and consists of net loss from continuing operations excluding stock based compensation expense, amortization of purchased intangible assets, loss on fair value re-measurement and change in fair value of warrant liability. Stock based compensation expense was $202,000 for the three months ended December 31, 2012 and represents the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. The change in fair value of warrant liability was a $484,000 gain for the three months ended December 31, 2012 and related to a reduction in the fair value of the common stock warrant liability. Amortization of intangible assets was $2,000 for the three months ended December 31, 2012. See Exhibit A for a reconciliation of GAAP net loss from continuing operations to non-GAAP net loss.
EBITDA was negative $791,000 for the fourth quarter of 2012. EBITDA consists of net loss from continuing operations excluding interest and other expense, income taxes, depreciation and amortization and certain other non-cash items. Non-cash charges for depreciation of property and equipment were $414,000 for the three months ended December 31, 2012. The change in fair value of warrant liability was a $484,000 gain for the three months ended December 31, 2012 and related to a reduction in the fair value of the common stock warrant liability. Interest and other expense was $82,000 for the three months ended December 31, 2012. We have income tax expense of $116,000 for the three months ended December 31, 2012. Non-cash charges for amortization of acquisition related intangibles were $2,000 for the three months ended December 31, 2012. Adjusted EBITDA was negative $589,000 for the three months ended December 31, 2012 and adds back to EBITDA non-cash stock based compensation expense of $202,000 incurred in the fourth quarter of 2012. See Exhibit B for a reconciliation of GAAP net loss from continuing operations to EBITDA and adjusted EBITDA.

About Rainmaker
Rainmaker is a Commerce-as-a-Service ("CaaS") company that helps large enterprises gain greater market share and increased brand awareness for their cloud-based or on-premise based product offerings in the worldwide SMB markets. Rainmaker's GrowCommerce does this with an advanced e- Commerce open architecture SaaS platform that easily integrates with other B2B cloud-based applications and on-premise applications. GrowCommerce can be augmented with Rainmaker's 34- language Global Commerce Services for a turnkey solution that provides our clients with a strategic partnership, quick market entry, and rapid growth. For more information, visit www.rainmakersystems.com or call 800-631-1545.
NOTE: Rainmaker Systems and the Rainmaker logo are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.
Safe Harbor Statement

This press release may contain forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our ability to raise additional equity or debt financing to fund our operations, our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients' customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, our ability to transition to a new Chief Executive Officer without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, and other factors detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including our filings on Forms 10-K and 10-Q.

CONTACT:

Mallorie Burak
Chief Financial Officer
Rainmaker Systems, Inc.
(408) 340-2510
mallorie.burak@rmkr.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)
(Unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$4,494	$8,490
Restricted cash	52	18
Accounts receivable, net	3,720	4,587
Prepaid expenses and other current assets	1,292	876
Assets held for sale	—	4,164
Total current assets	9,558	18.135
Property and equipment, net	2,455	2,861
Goodwill	5,337	5,268
Other non-current assets	416	507
Total assets	$17,766	$26,771
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,159	$5,702
Accrued compensation and benefits	425	740
Other accrued liabilities	3,142	3,097
Deferred revenue	2,311	2,629
Current portion of notes payable	2,727	4,306
Liabilities related to assets held for sale	—	2,163
Total current liabilities	15,764	18,637
Deferred tax liability	567	473
Long-term deferred revenue	44	103
Common stock warrant liability	348	517
Notes payable, less current portion	1,800	—
Total liabilities	18,523	19,730
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 30,454 shares issued and 28,428 shares outstanding at December 31, 2012, and 28,686 shares issued and 26,813 shares outstanding at December 31, 2011	27	26
Additional paid-in capital	130,402	129,373
Accumulated deficit	(128,198)	(117,926)
Accumulated other comprehensive loss	(261)	(1,827)
Treasury stock, at cost, 2,026 shares at December 31, 2012 and 1,874 shares at December 31, 2011	(2,727)	(2,605)
Total stockholders’ equity (deficit)	(757)	7,041
Total liabilities and stockholders’ equity (deficit)	$17,766	$26,771

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net revenue	$5,164	$7,095	$25,360	$26,377
Cost of services	3,082	4,002	14,397	15,344
Gross profit	2,082	3,093	10,963	11,033
Operating expenses:
Sales and marketing	409	948	1,978	3,883
Technology and development	1,239	1,805	5,557	7,457
General and administrative	1,225	2,093	5,463	7,818
Depreciation and amortization	416	412	1,642	2,380
Loss on fair value re-measurement	—	—	—	44
Total operating expenses	3,289	5,258	14,640	21,582
Operating loss	(1,207)	(2,165)	(3,677)	(10,549)
Gain due to change in fair value of warrant liability	(484)	(203)	(169)	(298)
Interest and other expense, net	82	79	216	178
Loss before income tax expense (benefit)	(805)	(2,041)	(3,724)	(10,429)
Income tax expense (benefit)	116	(54)	241	19
Net loss from continuing operations	(921)	(1,987)	(3,965)	(10,448)
Net loss from discontinued operations (including loss on disposal of $3,341 in 2012)	(3,615)	$94	(6,307)	(531)
Net loss	$(4,536)	$(1,893)	$(10,272)	$(10,979)

Basic and diluted net loss per per share:
Net loss from continuing operations	$(0.04)	$(0.07)	$(0.15)	$(0.42)
Net loss from discontinued operations	$(0.13)	$—	$(0.23)	$(0.02)
Net loss	$(0.17)	$(0.07)	$(0.38)	$(0.44)

Weighted average common shares
Basic and diluted	27,477	26,838	27,123	25,050

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2012	2011
Operating activities:
Net loss	$(10,272)	$(10,979)
Adjustment for loss from discontinued operations, net of tax	6,307	531
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,555	2,151
Amortization of intangible assets	87	229
Loss on fair value re-measurement	—	44
Gain due to change in fair value of warrant liability	(169)	(298)
Stock-based compensation expense	810	2,022
Provision (credit) for allowances for doubtful accounts	(38)	5
Loss on disposal of fixed assets		2
Changes in operating assets and liabilities:
Accounts receivable	908	(255)
Prepaid expenses and other assets	(397)	29
Accounts payable	1,900	1,017
Accrued compensation and benefits	(202)	(81)
Other accrued liabilities	(324)	245
Income tax payable	110	(89)
Deferred tax liability	93	91
Deferred revenue	(378)	(256)
Net cash used in operating activities	(10)	(5,592)
Net cash provided by (used in) discontinued operations	(2,050)	265
Net cash used in operating activities	(2,060)	(5,327)
Investing activities:
Purchases of property and equipment	(1,146)	(1,568)
Restricted cash, net	(34)	70
Consideration received in disposal of discontinued operations	845	—
Net cash used in continuing operations	(335)	(1,498)
Net cash used in discontinued operations	(842)	(98)
Net cash used in investing activities	(1,177)	(1,596)
Financing activities:
Proceeds from issuance of common stock	22	3,285
Proceeds from issuance of common stock from option exercises	—	15
Proceeds from borrowings	4,555	1,224
Repayment of borrowings	(3,954)	(680)
Repayment of acquisition earnout	(113)	—
Net proceeds (repayment) on overdraft facility	(381)	46
Tax payments in connection with treasury stock surrendered	(237)	(223)
Net cash provided by (used in) continued operations	(108)	3,667
Net cash provided by (used in) discontinued operations	(738)	115
Net cash provided by (used in) financing activities	(846)	3,782
Effect of exchange rate changes on cash	87	(126)
Net decrease in cash and cash equivalents	(3,996)	(3,267)

Cash and cash equivalents at beginning of year	8,490	11,757
Cash and cash equivalents at end of year	$4,494	$8,490

RAINMAKER SYSTEMS, INC.
EXHIBIT A
RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO
NON-GAAP NET LOSS FROM CONTINUING OPERATIONS (1)
(In thousands, except per share)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Net loss from continuing operations - GAAP basis	$(921)	$(1,987)	$(3,965)	$(10,448)
Stock compensation adjustments (2):
Cost of services	8	15	84	73
Sales and marketing	18	27	51	169
Technology and development	41	39	116	186
General and administrative	135	384	559	1,594
Amortization of intangible assets (3)	2	35	87	229
Loss on fair value re-measurement (4)	—	—	—	44
Gain due to change in fair value of warrant liability (4)	(484)	(203)	(169)	(298)
Facility closures (5)	—	—	—	99
Net loss from continuing operations – Non-GAAP basis	$(1,201)	$(1,690)	$(3,237)	$(8,352)

Diluted weighted average shares outstanding	27,477	26,838	27,123	25,050

Non-GAAP diluted net loss per share	$(0.04)	$(0.06)	$(0.12)	$(0.33)

____________________________________

(1)
To supplement our financial results presented on a GAAP basis, we use non-GAAP net loss, which excludes from net loss from continuing operations certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation, gain due to change in fair value of warrant liability and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net loss provides useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net loss is not meant to be considered in isolation or as a substitute for GAAP net loss or GAAP net loss from continuing operations, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
We estimate the fair value of share based payment awards on the date of grant using an option-pricing model for option grants and our closing share price as reported on NASDAQ for restricted share grants. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.

(3)
We have excluded the effect of amortization of intangibles from our non-GAAP net loss. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.

(4)
In the quarter and year ended December 31, 2012, we recorded a gain in fair value of the warrant liability of $484,000 and $169,000, respectively, related to a reduction in the common stock warrant liability from the 2011 equity offering compared to the quarter and year ended December 31, 2011 in which we recorded gains of $203,000 and $298,000, respectively. In the year ended December 31, 2011, we recorded a loss on fair value re-measurement of $44,000 related to the change in the accrued estimated liability for the potential earnout from the acquisition of Optima.

(5)
In the quarter ended March 31, 2011, we recorded charges of $99,000 related to the closure of our Montreal facility, as we revised the estimated value of remaining lease payments net of the potential sublease proceeds.

RAINMAKER SYSTEMS, INC.
EXHIBIT B
RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA (1)
(In thousands)
(Unaudited)

	Three months ended		Year ended
	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Net loss from continuing operations	$(921)	$(1,987)	$(3,965)	$(10,448)
Add:
Income tax expense (benefit)	116	(54)	241	19
Depreciation of property and equipment	414	377	1,555	2,151
Amortization of intangible assets	2	35	87	229
Loss on fair value re-measurement	—	—	—	44
Loss (gain) due to change in fair value of warrant liability	(484)	(203)	(169)	(298)
Interest and other expense, net	82	79	216	178
	130	234	1,930	2,323

EBITDA – Non-GAAP basis	$(791)	$(1,753)	$(2,035)	$(8,125)
Add:
Stock based compensation	202	465	810	2,022

Adjusted EBITDA – Non-GAAP basis	$(589)	$(1,288)	$(1,225)	$(6,103)
 _______________________________

(1)
To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses, and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.